Exhibit 99.(c)(6)

Neptune Special Committee Project Galaxy Update October 31, 2006 Confidential Presentation to:

Agenda Update on shareholder communication Neuberger Berman meeting Response to shareholder inquiries Requests for meetings with Special Committee Information requests Other / general calls Patent Discussion Initial meeting with Gibson Dunn patent attorneys occurred on October 26th Anticipated process to value relevant patents Recent discussions with JP Morgan Considering presentation to Special Committee Response to due diligence request Due Diligence Update 5-year projections discussion scheduled to occur the week of November 6th Process Discussion Discussion Topics 1

Due Diligence Update Detailed business review by product and region Historical financial performance by product and region Overview of patents JVs (Japan, France, Brazil, China) NOLs Synergies / Venus relationship CTO Discussion Meetings Held Thus Far Review of 5-year projection model Base case Upside case Financial synergies Additional patent review discussions with Gibson Dunn Further patent analysis Upcoming Meetings / Topics 2

Process Overview Immediate Steps Intermediate Steps Final Steps Finalize due diligence 5-year projections review and discussion Establish process and timetable for Venus due diligence, as appropriate Potential presentation by JP Morgan Form independent valuation view of Neptune Core business Other assets (patents, NOLs, JVs) Present diligence results and valuation views to Special Committee Develop advocacy perspectives Further assess Venus’ ability to increase offer Assess key structural issues and contract requirements Agree with Special Committee on negotiation tactics, timetable and approach Commence negotiations, as appropriate Determine whether negotiated outcome is best and final If acceptable, agree on closing conditions and key contract provisions Render opinion If acceptable, assist in proxy material preparation Develop communication plan for recommendation to shareholders 3

Near-Term Process Schedule GDC / Dreier Follow-up Patents Discussion November 1 LB / MGMT / GDC / Dreier Patent Process Discussion October 30 MGMT Neptune 3Q Earnings Call November 2 LB / MGMT 5-Year Projections Discussions Week of Nov 6 LB / Dreier / MGMT / GDC Patent Discussion with Neptune and Gibson Dunn Week of Nov 6 LB / GDC Meeting with Neuberger Berman October 26 Valuation Discussion with SC Neptune Board Meeting, Special Committee Meeting Special Committee Update Call Description of Events SC / LB / GDC / MGMT / BC October 25 SC / LB / GDC / MGMT / BC October 31 SC / LB / GDC Attendees TBD Date 31 30 29 S F T W T M S 28 27 26 25 24 23 22 21 20 19 18 17 16 15 14 13 12 11 10 9 8 7 6 5 4 3 2 1 October 2006 30 29 28 27 26 S F T W T M S 25 24 23 22 21 20 19 18 17 16 15 14 13 12 11 10 9 8 7 6 5 4 3 2 1 November 2006 23rd = Thanksgiving Management = MGMT Bryan Cave = BC Lehman Brothers = LB Special Committee = SC Gibson, Dunn & Crutcher = GDC 10th = Kick-off Meeting 31st = Board Meeting 4

Recent Neptune Stock Price Performance Neptune continues to trade above $17 per share Recent Stock Price Performance Since Announcement Venus offer price of $16 Monday 10/16: Barron’s report released saying takeover price may need to be as high as $25 / share Tuesday 10/17: Stifel Nicolaus lowered Neptune rating to hold ___________________________ Note: 30-day average trading value prior to announcement was $14.59. 30-day average trading volume prior to announcement was ~62,000. Includes Data Monitor, Greenfield Online and Harris Interactive. Includes Arbitron, GFK, Ipsos, Thomson and TNS. Includes Blackboard, Concur Technologies, Omniture, RightNow, Salesforce.com, Ultimate Software Group, Unica and WebsideStory. Includes 24/7 Real Media, aQuantive, Digitas and ValueClick. Includes Amazon, eBay, Google and Yahoo!. (1) (2) (4) (5) (3) Volume (000) Neptune current price of $17.36 5 10/6/2006 10/12/2006 10/18/2006 10/24/2006 10/31/2006 95% 100% 105% 110% 115% 120% 0 500 1,000 1,500 2,000 2,500 Indexed Price Neptune Market Research (Online) Market Research (Offline) On Demand Software Digital Marketing Online Leaders NASDAQ